UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2019

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01.  Other Events

On February 12, 2019, SolarEdge Technologies, Inc. (the “Company”) filed a prospectus supplement (the “Resale Prospectus Supplement”) to its automatic shelf registration statement on Form S-3 (File No. 333-229618) filed with the Securities and Exchange Commission under the Securities Act of 1933, covering an unspecified amount of shares of its common stock, par value $0.01 per share (“Common Stock”).  The Resale Prospectus Supplement covers the resale of up to 1,194,046 shares of Common Stock and may be used by the selling stockholders identified therein to resell shares of Common Stock received by the selling stockholders in connection with the previously disclosed S.M.R.E Spa acquisition, which closed on January 25, 2019. The Company will not receive any proceeds from the sale of Common Stock by the selling stockholders.

The Company is filing this report to provide the legal opinion as to the validity of the securities covered by the Resale Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of Common Stock
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: February 12, 2019	By:	/s/ Rachel Prishkolnik
	Name:	Rachel Prishkolnik
	Title:	General Counsel and Corporate Secretary